Exhibit 99.3

                            MEMBERWORKS INCORPORATED

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of MemberWorks Incorporated

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders' deficit, and of cash flows present fairly, in all material respects, the financial position of MemberWorks Incorporated and its subsidiaries at June 30, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedule included on page F-31 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 4 to the consolidated financial statements, the Company changed its method of accounting for membership fee revenue in fiscal 2001 and goodwill and other intangible assets in fiscal 2002.





/s/ PricewaterhouseCoopers LLP

New York, New York July 28, 2003, except for Note 21, as to which the date is March 31, 2004

                            MEMBERWORKS INCORPORATED

                           CONSOLIDATED BALANCE SHEETS

                                                                                                   June 30,
                                                                                           -------------------------
                                                                                              2003           2002
                                                                                           ------------ ------------
                                                                                            (In thousands, except
                                                                                              per share amounts)
                                        Assets
Current assets:
   Cash and cash equivalents.........................................................    $   72,260      $   45,502
   Restricted cash...................................................................         2,732           5,683
   Marketable securities.............................................................            --             912
   Accounts receivable (net of allowance for doubtful accounts of $1,743 and $914,
     at June 30, 2003 and 2002, respectively)........................................         8,713           9,831
   Prepaid membership materials......................................................         2,196           2,061
   Prepaid expenses..................................................................         7,571           4,325
   Membership solicitation and other deferred costs..................................        77,883         129,085
                                                                                           ------------ ------------
         Total current assets........................................................       171,355         197,399
Fixed assets, net....................................................................        24,969          31,420
Goodwill.............................................................................        42,039          42,039
Intangible assets, net...............................................................         6,656           8,049
Other assets.........................................................................         3,486           1,910
                                                                                           ------------ ------------
         Total assets................................................................    $  248,505      $  280,817
                                                                                           ============ ============

                         Liabilities and Shareholders' Deficit
Current liabilities:
   Current maturities of long term obligations.......................................    $      244      $    1,070
   Accounts payable..................................................................        32,644          32,769
   Accrued liabilities...............................................................        59,105          57,709
   Deferred membership fees..........................................................       167,643         206,272
   Deferred income taxes.............................................................           879              --
                                                                                           ------------ ------------
         Total current liabilities...................................................       260,515         297,820
Deferred income taxes................................................................         5,145              --
Long-term liabilities................................................................         3,128           3,627
                                                                                           ------------ ------------
         Total liabilities...........................................................       268,788         301,447
                                                                                           ------------ ------------

Commitments and contingencies (Note 11)..............................................            --              --

Shareholders' deficit:...............................................................
   Preferred stock, $0.01 par value -- 1,000 shares authorized; no shares issued......           --              --
   Common stock, $0.01 par value -- 40,000 shares authorized;
     17,847 shares issued (17,493 shares at June 30, 2002)...........................           178             175
   Capital in excess of par value....................................................       122,425         109,254
   Accumulated deficit...............................................................       (17,829)        (42,185)
   Accumulated other comprehensive loss..............................................          (469)           (373)
   Treasury stock, 6,126 shares at cost (4,139 shares at June 30, 2002)..............      (124,588)        (87,501)
                                                                                           ------------ ------------
         Total shareholders' deficit.................................................       (20,283)        (20,630)
                                                                                           ------------ ------------
         Total liabilities and shareholders' deficit.................................    $  248,505      $  280,817
                                                                                           ============ ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                            MEMBERWORKS INCORPORATED

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                 For the year ended June 30,
                                                                             ---------------------------------------
                                                                               2003           2002          2001
                                                                             -----------   -----------   -----------
                                                                                      (In thousands, except
                                                                                        per share amounts)
Revenues...................................................................  $  456,881    $    427,602   $  475,726
Expenses:
   Marketing...............................................................     280,673         248,974      305,032
   Operating...............................................................      78,444          78,694       90,368
   General and administrative..............................................      74,085          79,211       99,732
   Restructuring charges (Note 12).........................................          --           6,893           --
   Non-recurring charge (Note 11)..........................................          --              --        3,000
   Amortization of intangibles.............................................       1,393           1,941       10,918
                                                                             -----------   -------------   ----------
Operating income (loss)....................................................      22,286          11,889      (33,324)
Settlement of investment related litigation (Note 7).......................      19,148              --           --
(Loss) gain on sale of subsidiary (Note 6).................................        (959)         65,608           --
Net (loss) gain on investment (Note 6).....................................        (206)        (33,628)      (2,172)
Other income (expense), net................................................         326            (401)        (450)
                                                                             -----------   -------------   ----------

Income (loss) before equity in affiliate and minority interest.............      40,595          43,468      (35,946)
Equity in income of affiliate..............................................          --              --           83
Minority interest (Note 15)................................................          --             450        9,106
                                                                             -----------   -------------   ----------

Income (loss) before income taxes..........................................      40,595          43,918      (26,757)
Provision for income taxes.................................................      16,239              --            --
                                                                             -----------   -------------   ----------

Income (loss) before cumulative effect of accounting change................      24,356          43,918      (26,757)
Cumulative effect of accounting change (Note 4)............................          --          (5,907)     (25,730)
                                                                             -----------   -------------   ----------
Net income (loss)..........................................................  $   24,356    $     38,011   $  (52,487)
                                                                             ===========   =============   ==========

Basic earnings (loss) per share:
   Income (loss) before cumulative effect of accounting change.............  $      1.93   $       3.03   $    (1.75)
   Cumulative effect of accounting change..................................           --          (0.41)       (1.69)
                                                                             -----------   -------------   ----------
   Basic earnings (loss) per share.........................................  $      1.93   $       2.63   $    (3.44)
                                                                             ===========   =============   ==========
Diluted earnings (loss) per share:
   Income (loss) before cumulative effect of accounting change.............  $      1.84   $       2.95   $    (1.75)
   Cumulative effect of accounting change..................................           --          (0.40)       (1.69)
                                                                             -----------   -------------   ----------
   Diluted earnings (loss) per share.......................................  $      1.84   $       2.55   $    (3.44)
                                                                             ===========   =============   ==========

Pro forma assuming accounting changes are retroactively applied:
   Net income (loss).......................................................  $   24,356    $     43,918   $  (18,978)
   Basic earnings (loss) per share.........................................        1.93            3.03        (1.24)
   Diluted earnings (loss) per share.......................................        1.84            2.95        (1.24)

Weighted average common shares used in earnings (loss) per share calculations:
   Basic...................................................................      12,596          14,477       15,248
                                                                             ===========   =============   ==========
   Diluted.................................................................      13,233          14,909       15,248
                                                                             ===========   =============   ==========

                 The accompanying notes are an integral part of
                     these consolidated financial statements

                            MEMBERWORKS INCORPORATED

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

                                                                                             Accumulated
                                                     Capital in                               Other
                                     Common Stock    Excess of   Deferred      Accumulated   Comprehensive  Treasury
                                    Shares  Amount   Par Value   Compensation   Deficit       Loss          Stock        Total
                                    ------  ------   ----------  ------------  -----------   -------------  ---------    -----
                                                                        (In thousands)

Balance -- June 30, 2000..........  16,507   $165    $ 91,398      $(44)       $(27,709)     $(145)         $(44,644)   $  19,021
Issuance of common stock.........      376      4       3,234                                                               3,238
Issuance of common stock for
    an acquisition...............      425      4      12,880                                                              12,884
Issuance of treasury stock to fund
    401K Plan....................                         (28)                                                   154          126
Acquisition of treasury stock....                                                                             (8,917)      (8,917)
Deferred compensation............                         351        44
Comprehensive loss:
    Net loss.....................                                               (52,487)
    Currency translation adjustment                                                           (225)
    Total comprehensive loss.....                                                                                         (52,712)
                                  -------------------------------------------------------------------------------------------------
Balance - June 30, 2001..........   17,308    173     107,835        --         (80,196)      (370)          (53,407)     (25,965)
Issuance of common stock.........      185      2       1,462                                                               1,464
Issuance of treasury stock to fund
    401K Plan....................                         (51)                                                   207          156
Expense associated with the
    issuance of stock options to a
    non-employee.................                           8                                                                   8
Acquisition of treasury stock....                                                                            (34,301)     (34,301)
Comprehensive income:
Net income.......................                                                38,011
Currency translation adjustment..                                                               (3)
Total comprehensive income.......                                                                                           38,008
                                  -------------------------------------------------------------------------------------------------
Balance - June 30, 2002..........   17,493    175     109,254        --         (42,185)      (373)          (87,501)      (20,630)
Issuance of common stock options.      354      3       4,047                                                                4,050
Tax Benefit from employee stock
    options......................                       9,100                                                                9,100
Issuance of treasury stock to fund
    401K Plan....................                         (21)                                                   127           106
Expense associated with the
    issuance of stock options to a
    non-employee.................                          45                                                                   45
Acquisition of treasury stock....                                                                            (37,214)      (37,214)
Comprehensive income:
Net income.......................                                                24,356
Currency translation adjustment..                                                              (96)
Total comprehensive income.......                                                                                           24,260
                                  -------------------------------------------------------------------------------------------------
Balance - June 30, 2003..........   17,847  $ 178    $122,425      $ --        $(17,829)   $  (469)         $(124,588)    $(20,283)
                                    ======  ======   ========      ====        =========   ========         ==========    =========

                 The accompanying notes are an integral part of
                     these consolidated financial statements

                            MEMBERWORKS INCORPORATED

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 For the Year Ended June 30,
                                                                             ---------------------------------------
                                                                               2003           2002          2001
                                                                             -----------   -----------   -----------
                                                                                          (In thousands)
Operating activities.......................................................  $    24,356   $    38,011   $   (52,487)
   Net income (loss)
   Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Change in deferred membership fees....................................      (39,003)      (17,116)        9,266
     Change in membership solicitation and other deferred costs............       51,411        15,038        17,177
     Depreciation and amortization.........................................       12,120        13,252        20,498
     Deferred income taxes.................................................       14,182           --             --
     Tax benefit from employee stock plans.................................          942           --             --
     Gain on settlement of investment relating litigation..................      (19,148)          --             --
     Loss (gain) on sale of subsidiary.....................................          959       (65,608)           --
     Net loss on investment................................................          206        33,628         2,172
     Equity in income of affiliate.........................................           --            --           (83)
     Non-cash restructuring charges........................................           --         1,585            --
     Minority interest.....................................................           --          (450)       (9,106)
     Cumulative effect of accounting change................................           --         5,907        25,730
     Other.................................................................        2,485         2,605         2,863

Change in assets and liabilities:
   Restricted cash.........................................................        2,951        (4,692)         (991)
   Accounts receivable.....................................................          758         8,830        (2,299)
   Prepaid membership materials............................................         (135)          315           202
   Prepaid expenses                                                               (3,246)       (2,217)       (2,938)
   Other assets............................................................       (1,331)         (251)          773
   Related party payables..................................................           --            12           176
   Accounts payable........................................................         (255)      (10,752)         (827)
   Accrued liabilities.....................................................        1,281        (1,083)        1,896
                                                                             -----------   -----------   -----------
Net cash provided by operating activities.................................        48,533        17,014        12,022
                                                                             -----------   -----------   -----------
Investing activities.......................................................
   Acquisition of fixed assets.............................................       (5,463)       (5,761)      (15,133)
   Settlement of investment related litigation.............................       19,148            --            --
   Proceeds from sale of subsidiary, net of cash sold......................           --        45,997            --
   Other investing activities..............................................       (1,250)           --         4,144
   Business combinations, net of cash acquired.............................           --            --        (7,185)
                                                                             -----------   -----------   -----------
Net cash provided by (used in) investing activities........................       12,435        40,236       (18,174)
                                                                             -----------   -----------   -----------
Financing activities ......................................................
   Net proceeds from issuance of stock.....................................        4,050         1,515         8,059
   Net repayments of credit facility.......................................           --            --          (526)
   Treasury stock purchases................................................      (37,214)      (34,301)       (8,917)
   Payments of long-term obligations.......................................       (1,051)         (718)         (755)
                                                                             -----------   -----------   -----------
Net cash used in financing activities .....................................      (34,215)      (33,504)       (2,139)
                                                                             -----------   -----------   -----------
Effect of exchange rate changes on cash and cash equivalents...............            5            11          (133)
                                                                             -----------   -----------   -----------
Net increase (decrease) in cash and cash equivalents.......................       26,758        23,757        (8,424)
Cash and cash equivalents at beginning of year.............................       45,502        21,745        30,169
                                                                             -----------   -----------   -----------
Cash and cash equivalents at end of year...................................  $    72,260   $    45,502   $    21,745
                                                                             ===========   ===========   ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

Note 1 -- Nature of Business

         MemberWorks Incorporated ("MemberWorks" or the "Company"), a Delaware Corporation organized in 1996 and did business as Card Member Publishing Corporation from 1989 to 1996, designs and manages membership programs that offer services and discounts on everyday needs in healthcare, personal finance, insurance, travel, entertainment, fashion, personal security and more. As of June 30, 2003, 6.3 million retail members are enrolled in MemberWorks programs, gaining convenient access to thousands of service providers and vendors. MemberWorks is the trusted marketing partner of leading consumer-driven organizations and offers them effective tools to enhance their market presence, strengthen customer affinity and generate additional revenue.

Note 2 -- Summary of Significant Accounting Policies

     Basis of presentation -- consolidation

         The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     Use of estimates

         The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make estimates, judgements and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant judgments and estimates include: membership cancellation rates, deferred marketing costs, valuation of intangible assets, estimation of remaining useful lives of intangible assets and valuation of deferred tax assets.

     Reclassifications

         Certain prior year amounts have been reclassified to conform to the current years presentation.

     Foreign currency translation

         Assets and liabilities of foreign subsidiaries are translated at the exchange rates in effect as of the balance sheet dates. Equity accounts are translated at historical exchange rates and revenues, expenses and cash flows are translated at the average exchange rates for the periods presented. Translation gains and losses are included as a component of comprehensive income in the consolidated statements of shareholders' deficit. Transaction gains and losses, if any, are included in the consolidated statements of operations.

     Fair value of financial instruments and concentration of credit risk

         All current assets and liabilities are carried at cost, which approximates fair value due to the short-term maturity of those instruments. The recorded amounts of the Company's long-term liabilities also approximate fair value. Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of accounts receivable from financial and other cardholder-based institutions (clients of the Company) whose cardholders constitute the Company's membership base. These entities include major banks, financial institutions, retailers and major oil companies located primarily in the United States.

     Fixed assets

         Fixed assets, capitalized software costs and capital leases are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the related assets. Useful lives are generally 3 years for computer software and equipment, 5 years or the remaining life of the lease for leasehold improvements and 5 to 10 years for furniture and fixtures. Maintenance and repair expenditures are charged to operations as incurred.

     Revenue recognition

         Membership fees are billed through clients of the Company primarily through credit cards. During an initial annual membership term or renewal term, a member may cancel his or her membership in the program generally for a pro rata refund of the membership fee based on the remaining portion of the membership period. Revenue from members who are charged on a monthly payment program is recognized as the membership fees are earned. In accordance with Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" ("SAB 101"), deferred membership fees are recorded, net of estimated cancellations, and are amortized as revenues from membership fees upon the expiration of membership refund privileges. An allowance for membership cancellations is established based on management's estimates and is updated regularly. In determining the estimate of allowance for membership cancellations, management analyzes historical cancellation experience, current economic trends and changes in customer demand for the Company's products. Actual membership cancellations are charged against the allowance for membership cancellations on a current basis. If actual cancellations differ from the estimate, the results of operations would be impacted. Accrued liabilities set forth in the accompanying consolidated balance sheets as of June 30, 2003 and 2002 include an allowance for membership cancellations of $20,934,000 and $23,753,000, respectively.

         Membership programs sponsored by the Company's two largest clients in 2003 accounted for 21% and 16% of revenue, respectively. For the fiscal years ended June 30, 2002 and 2001, membership programs sponsored by the Company's largest client accounted for 16% and 13% of revenue, respectively.

     Marketing Expenses

         The Company's marketing expenses are comprised of telemarketing, direct mail, refundable royalty payments, non- refundable royalty payments and advertising costs. Telemarketing and direct mail are direct response advertising costs which are accounted for in accordance with American Institute of Certified Public Accountants Statement of Position 93-7, "Reporting on Advertising Costs" ("SOP 93-7"). Under SOP 93-7, direct response advertising costs are deferred and charged to operations over the membership period as revenues from membership fees are recognized. Refundable royalty payments are also deferred and charged to operations over the membership period in order to match the marketing costs with the associated revenues from membership fees. Advertising costs and non-refundable royalty payments, which include fee per pitch, fee per sale and fee per impression marketing arrangements, are expensed when incurred.

         Total membership solicitation costs incurred to obtain a new member are generally less than the estimated total membership fees. However, if total membership solicitation costs were to exceed total estimated membership margins, an adjustment would be made to the membership solicitation and other deferred costs balance to the extent of any impairment.

     Earnings per share

         Basic and diluted earnings per share amounts are determined in accordance with the provisions of Financial Accounting Standards Board Statement ("SFAS") No. 128, "Earnings Per Share" ("SFAS 128"). Basic earnings per share is computed using the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is computed using the weighted average number of common shares outstanding and the dilutive effect of potential common shares outstanding, determined using the treasury stock method.

     Cash and cash equivalents

         The Company considers highly liquid investment instruments with terms of three months or less at the time of acquisition to be cash equivalents.

     Restricted cash

         The Company excludes from cash and cash equivalents restricted cash which is held in an escrow account for the payment of commissions to a client and the related refunds to customers. In fiscal 2002, the Company held cash in an escrow account pursuant to the iPlace, Inc. merger agreement (see Note 6).

     Marketable securities

         Marketable securities are classified as available-for-sale. Unrealized gains and losses are excluded from earnings and are reported as a separate component of other comprehensive income in shareholders' equity. Losses incurred that are deemed to be other than temporary are charged to earnings. Realized gains and losses are included in income and are determined based on the specific identification method. As of June 30, 2003, the Company did not have any marketable securities. As of June 30, 2002, the Company had marketable securities of $912,000.

     Income taxes

         The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"). Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

     Valuation of goodwill and other intangibles

         MemberWorks reviews the carrying value of its goodwill and other intangible assets, and assesses the remaining estimated useful lives of its intangible assets, in accordance with SFAS 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). The Company reviews the carrying value of its goodwill and other intangible assets for impairment by comparing such amounts to their fair values. MemberWorks is required to perform this comparison at least annually or more frequently if circumstances indicate possible impairment. When determining fair value, the Company utilizes various assumptions, including projections of future cash flows. A change in these underlying assumptions would cause a change in the results of the tests and, as such, could cause fair value to be less than the carrying amounts. In such an event, MemberWorks would then be required to record a corresponding charge which would negatively impact earnings. Goodwill at July 1, 2002 and 2001 was tested for impairment during the quarters ended September 30, 2002 and 2001, respectively. The Company concluded that none of its goodwill was impaired as of July 1, 2002. As of July 1, 2001, the Company determined that there was an impairment of goodwill of $5,907,000 at one of its reporting units (see Note 4) due to the change in methodology of calculating impairment under SFAS 142 concurrent with downward trends in the operations of the reporting unit. This amount was recorded as a cumulative effect of accounting change in the statement of operations in fiscal 2002.

         Intangible assets principally include member and customer relationships that arose in connection with business acquisitions. Acquired intangibles, except member relationships, are recorded at cost and are amortized on a straight-line basis over their estimated useful lives ranging from 3 to 20 years. The value of member relationships is amortized using an accelerated method based on estimated future cash flows.

     Impairment of long-lived assets

         The Company accounts for the impairment and disposition of long-lived assets in accordance with SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company reviews its intangible and other long-lived assets for impairment whenever events or changes in circumstances indicate that their carrying value may not be recoverable. As of June 30, 2003, no impairment has been indicated.

     Treasury stock

         Treasury stock is accounted for under the cost method.

     Stock-based compensation

         The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and its related interpretations.

         As of June 30, 2003, the Company has five stock-based compensation plans which are described below. In accordance with APB 25, the Company applies the intrinsic value method in accounting for employee stock options. Accordingly, the Company generally does not recognize compensation expense with respect to stock-based awards to employees. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and SFAS No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure" ("SFAS 148"), the Company's pro forma net income and earnings per share would have been as follows:


                                                                                       Year Ended June 30,
                                                                             ---------------------------------------
                                                                                 2003          2002         2001
                                                                             -----------   -----------   -----------
                                                                                  ($ in thousands, except per share
                                                                                                data)

   Net income (loss) reported:.............................................      $24,356      $ 38,011     $(52,487)
   Add:  Stock-based employee compensation expense determined under the intrinsic value based method for all awards, net of related
     tax effects...........................................................           --             8          395
     Deduct:  Stock-based employee compensation expense determined under the
     fair value based method for all awards, net of related tax effects....       (6,055)      (11,406)     (11,310)
                                                                             -----------   -----------   -----------
     Pro forma net income..................................................      $18,301      $ 26,613     $(63,402)
                                                                             ===========   ===========   ===========
   Earnings (loss) per share:
     As reported
       Basic...............................................................     $   1.93         $2.63    $   (3.44)
       Diluted.............................................................         1.84          2.55        (3.44)
     Pro forma
       Basic...............................................................     $   1.45        $ 1.84    $   (4.16)
       Diluted.............................................................         1.38          1.79        (4.16)

         Under the stock options plans and the agreement with an executive officer, the fair value of each option grant calculated under the provisions of SFAS 123 is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for the years ended June 30:

                                                                                 2003          2002         2001
                                                                             -----------   -----------   -----------
   Dividend yield..........................................................           0%          0%           0%
   Expected volatility.....................................................          69%         50%          50%
   Risk free interest rate.................................................         3.5%        4.8%         5.9%
   Expected lives..........................................................      5 years     5 years      5 years


         The weighted average fair value per share of options granted at market value were $7.95, $9.55 and $14.03 for the years ended June 30, 2003, 2002 and 2001, respectively. For pro forma purposes, the estimated fair value of the Company's stock-based awards to employees is amortized over the options' vesting period of four years and the Employee Stock Purchase Plan's look-back period of six-months.

         For purposes of calculating the pro forma SFAS 123 compensation expense under the iPlace Inc. stock option plan, the fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for the year ended June 30, 2002: dividend yield of 0%; volatility of 50%; risk free interest rate of 4.6%; and expected life of 5.0 years. The weighted average fair value of options granted at market value during fiscal 2002 was $1.34. The following weighted average assumptions were used for the year ended June 30, 2001: dividend yield of 0%; volatility of 50%; risk free interest rate of 4.9%; and expected life of 5.0 years. The weighted average fair value of options granted at market value during fiscal 2001 was $2.07.

     New accounting pronouncements

         In June 2002, the Financial Accounting Standards Board ("FASB") issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"), which is effective for exit or disposal activities that are initiated after December 31, 2002. SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs in a Restructuring)." The adoption of SFAS 146 did not have a material impact on the Company's financial statements.

         In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires a guarantor to include disclosure of certain obligations, and if applicable, at the inception of the guarantee, recognize a liability for the fair value of other certain obligations undertaken in issuing a guarantee. The recognition requirement is effective for guarantees issued or modified after December 31, 2002. The adoption of FIN 45 did not have a material impact on the Company's financial statements.

         In December 2002, the FASB issued SFAS 148. This Statement amends SFAS 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends APB Opinion No. 28, "Interim Financial Reporting," to require disclosure about those effects in interim financial information. The transition provisions of this statement are effective for financial statements with fiscal years ending after December 15, 2002. The disclosure provisions of this statement are effective for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. The Company will continue to account for its stock based compensation according to the provisions of APB Opinion No. 25.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 clarifies the application of Accounting Research Bulletin No. 51 and applies immediately to any variable interest entities created after January 31, 2003 and to variable interest entities in which an interest is obtained after that date. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. While it will continue to evaluate the requirements of FIN 46, MemberWorks does not believe that the adoption of FIN 46 will have a material impact on the Company's financial statements.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). This statement requires that certain financial instruments that were accounted for as equity under previous guidance be classified as liabilities in statements of financial position. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. MemberWorks does not believe that the adoption of SFAS 150 will have a material impact on Company's financial statements.

Note 3 -- Stock-Based Compensation

     Stock Compensation Plans

         During fiscal 1997, the Board of Directors approved the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan"), which became effective upon the closing of the Company's initial public offering. Under the 1996 Stock Option Plan, the Board can determine the date on which options can vest and become exercisable as well as the term of the options granted. During fiscal 1999, the Board of Directors and shareholders approved an increase in the number of shares of Common Stock reserved for issuance under the 1996 Stock Option Plan from 1,800,000 to 3,600,000. During fiscal 2002, the Company added an additional 2,000,000 options, which may be granted using treasury stock.

         During fiscal 1996, the Board of Directors and shareholders of the Company approved the adoption of the 1995 Executive Officers' Stock Option Plan and the 1995 Non-Employee Directors' Stock Option Plan under which the Board is authorized to grant 360,000 and 180,000 options, respectively, to acquire shares of Common Stock at a price per share equal to or greater than fair market value at the date of grant. Under the Executive Officers' Stock Option Plan, the Board can determine the date on which options vest and become exercisable. Options become exercisable over a four-year period under the Non-Employee Directors' Stock Option Plan.

         Under the stock option plans described above, options generally become exercisable over a four to five year period and expire at the earlier of termination of employment or between five to ten years from the date of grant.

         The Company had an agreement with an executive officer, whereby the Company was required to grant options to purchase up to 144,000 shares of Common Stock to the executive for achievement of certain performance goals. These options have a stated exercise price of $2.78 per share and vest ratably over a four-year period from the date of grant. The Company recognized compensation expense related to those options of $44,000 for the year ended June 30, 2001.

         At June 30, 2003, 5,508,000 shares of common stock were reserved for issuance under the stock option plans, of which 900,000 shares were available for future grant.

         Information with respect to options to purchase shares issued under these plans is as follows:

                                             2003                        2002                       2001
                                      -----------------------------------------------------------------------------
                                                   Average                    Average                    Average
                                                  Exercise                    Exercise                   Exercise
      (Shares in thousands)           Shares        Price        Shares        Price        Shares        Price
                                      ------      --------       ------       --------      ------       --------
Outstanding at beginning of year       4,341        $20.82        3,815        $21.45        2,980        $17.14
Granted at market value........          850         13.42        1,128         19.36        1,766         27.61
Exercised......................         (338)        11.30         (127)        21.29         (366)         7.78
Forfeited......................         (321)        24.53         (475)        25.31         (565)        26.32
                                      -------                    -------                    -------
Outstanding at end of year.....        4,532        $19.88        4,341        $20.82        3,815        $21.45
                                      =======                    =======                    =======

                                             Options Outstanding                             Options Exercisable
                                                   Average
                                      Shares      Remaining     Average                     Shares       Average
                                   Outstanding      Life        Exercise                  Outstanding    Exercise
      (Shares in thousands)         at 6/30/03     (Years)       Price                    at 6/30/03      Price
                                   -----------    ---------     --------                  -----------    --------
$2.78 to $13.00................         447           3.6        $ 5.95                        392        $ 5.67
$13.05 to $14.26...............         773           9.1         13.10                         --            --
$15.00 to $19.38...............         754           5.9         16.76                        599         16.42
$20.31 to $20.35...............         988           8.0         20.34                        294         20.34
$20.81 to $29.00...............         671           6.5         26.81                        534         26.53
$29.56 to $29.88...............         899           6.9         29.59                        486         26.60
                                   -----------                                            -----------
                                      4,532           7.0        $19.88                      2,305        $20.21
                                   ===========                                            ===========

         Options exercisable as of June 30, 2002 and 2001 were 1,876,000 and 1,345,000, respectively.

     iPlace Stock Option Plan

         In April 2001, the Board of Directors of iPlace approved a five-for-one stock split of iPlace's outstanding stock and options. The stock option split did not impact the value of outstanding options and all option share information has been adjusted to reflect the five-for-one stock split.

         The iPlace options were issued at the estimated fair value of the underlying common stock and generally vested 25% per year beginning one year from the date of grant. During 2002, 470,000 options were granted at an average exercise price of $2.74 and 205,000 options were forfeited at an average exercise price of $2.40. In August 2001, MemberWorks sold iPlace (see Note 6). Therefore, there were no stock options outstanding under this plan as of June 30, 2003 or 2002. During 2001, 2,941,000 options were granted at an average exercise price of $4.20 and 482,000 options were forfeited at an average exercise price of $2.80. At June 30, 2001, options to purchase approximately 5,585,000 shares of iPlace stock remained outstanding at an average exercise price of $3.18 with 1,548,000 of those options exercisable at an average exercise price of $2.54.

     Employee Stock Purchase Plan

         During fiscal 1997, the Company adopted the 1996 Employee Stock Purchase Plan which provides for the issuance of up to 360,000 shares of common stock. The plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed 10% of an employee's compensation, at a price equal to the lower of (a) 85% of the closing price of the Common Stock on the day the purchase period commences or (b) 85% of the closing price of the Common Stock on the day the purchase period terminates. During fiscal 2003, 2002, and 2001, 16,000, 18,000 and 20,000 shares were purchased under the plan, respectively.

     Warrants

         During fiscal 2001, warrants to acquire 3,000 shares of Common Stock were exercised at $0.0014 per share. In addition, during fiscal 2001, warrants to acquire 4,000 shares of Common Stock at $0.0014 expired.

         Warrants were issued to outside investors prior to fiscal 1997. As of June 30, 2003, 2002 and 2001, no warrants are outstanding to purchase Common Stock.

Note 4 -- Cumulative Effect of Accounting Change

     Adoption of SFAS 142

         The Company adopted SFAS 142 effective July 1, 2001. With the adoption of SFAS 142, the Company reassessed the useful lives and residual values of all acquired intangible assets to make any necessary valuation or amortization period adjustments. Based on that assessment, only goodwill was determined to have an indefinite useful life and no adjustments were made to the amortization period or residual values of other intangible assets. The Company determined that at July 1, 2001, there was an impairment of goodwill of $5,907,000 at one of its reporting units due to the change in methodology of calculating impairment under SFAS 142 concurrent with recent downward trends in the operations of the reporting unit. This amount was recorded as a cumulative effect of accounting change in the statement of operations in the fiscal quarter ended September 30, 2001.

         The following pro forma net income and earnings per share have been prepared assuming SFAS 142 was adopted as of July 1, 2000. Pro forma balances have been adjusted to exclude goodwill amortization expense which is no longer recorded under the provisions of SFAS 142 (in thousands, except per share data).


                                                                                        2003          2002          2001
                                                                                     -----------   -----------   -----------
Net income (loss) before cumulative effect of accounting change:
   Reported income (loss) before cumulative effect of accounting change         $   24,356     $   43,918    $  (26,757)
   Indefinite lived intangible asset amortization.....................                  --             --         7,779
                                                                                ----------     ----------    ----------
   Adjusted net income (loss) before cumulative effect of accounting
   change.............................................................          $   24,356     $   43,918    $  (18,978)
                                                                                ==========     ==========    ==========

Basic earnings (loss) before cumulative effect of accounting change per share:
   Reported earnings (loss) before cumulative effect of accounting
     change per share.................................................          $     1.93     $      3.03   $    (1.75)
   Indefinite lived intangible asset amortization per share...........                  --              --         0.51
                                                                                ----------     ----------    ----------
   Adjusted earnings (loss) before cumulative effect of accounting
     change per share.................................................          $     1.93     $      3.03   $    (1.24)
                                                                                ==========     ==========    ==========

Diluted earnings (loss) before cumulative effect of accounting change per share:
   Reported earnings (loss) before cumulative effect of accounting change
     per share........................................................          $     1.84     $     2.95    $    (1.75)
   Indefinite lived intangible asset amortization per share...........                  --             --          0.51
                                                                                ----------     ----------    ----------
   Adjusted earnings (loss) before cumulative effect of accounting change
     per share........................................................          $     1.84     $     2.95    $    (1.24)
                                                                                ==========     ==========    ==========

Net income (loss):
   Reported income (loss).............................................          $   24,356     $   38,011    $  (52,487)
   Indefinite lived intangible asset amortization.....................                  --             --         7,779
                                                                                ----------     ----------    ----------
   Adjusted net income (loss).........................................          $   24,356     $   38,011    $  (44,708)
                                                                                ==========     ==========    ==========

Basic earnings (loss) per share:
   Reported earnings (loss) per share.................................          $     1.93     $     2.63    $    (3.44)
   Indefinite lived intangible asset amortization per share...........                  --             --          0.51
                                                                                ----------     ----------    ----------
   Adjusted earnings (loss) per share.................................          $     1.93     $     2.63    $    (2.93)
                                                                                ==========     ==========    ==========

Diluted earnings (loss) per share:
   Reported earnings (loss) per share.................................          $     1.84     $     2.55    $    (3.44)
   Indefinite lived intangible asset amortization per share...........                  --             --          0.51
                                                                                ----------     ----------    ----------
   Adjusted earnings (loss) per share.................................          $     1.84     $     2.55    $    (2.93)
                                                                                ==========     ==========    ==========


     Adoption of SAB 101

         The Company adopted SAB 101 as of July 1, 2000. SAB 101 establishes the Security and Exchange Commission's (the "Staff") preference that membership fees should not be recognized in earnings prior to the expiration of refund privileges. Effective July 1, 2000, the Company changed its method of accounting for membership fee revenue to comply with the Staff's preferred method as outlined in SAB 101. Membership fees, and the related direct costs associated with acquiring the underlying memberships, are no longer recognized on a prorata basis over the corresponding membership period, but instead are recognized in earnings upon the expiration of membership refund privileges. The cumulative effect of this change in accounting principle as of July 1, 2000 of $25,730,000 was recorded in the fiscal quarter ended September 30, 2000. The membership fees, net of estimated refunds and associated direct costs, which were deferred as part of the cumulative effect adjustment at July 1, 2000 were recognized in earnings during fiscal year 2001 as the underlying refund privileges expired. During the fiscal year ended June 30, 2001, the Company recognized $68,195,000 of revenue which was included as a component of the cumulative effect of accounting change booked July 1, 2000. The effect of the adoption of SAB 101 on reported revenue, loss before the cumulative effect of accounting change and loss per share before the cumulative effect of accounting change for the fiscal year ended June 30, 2001, is an increase of $13,470,000, $3,758,000 and $0.25, respectively.

Note 5 -- Business Combinations

         In October 2000, the Company increased its ownership in Discount Development Services, L.L.C. and its subsidiary, Uni-Care, Inc., (together "DDS") from 19% to 100%. The Company paid $8,150,000 in cash and 425,232 shares of MemberWorks Common Stock with an approximate fair market value of $13,641,000 as of the date the Company entered into the purchase agreement. The acquisition was accounted for as a purchase, with the purchase price allocated to the assets acquired and liabilities assumed based upon their respective estimated fair value at the date of acquisition. DDS is in the business of marketing and administering healthcare network membership programs that provide its members access to various healthcare networks including hearing, vision, prescription and chiropractic. The results of DDS's operations are included in the consolidated financial statements from the date of acquisition. Due to the immateriality of the acquisition, pro forma results were not required to be presented.

Note 6 -- (Loss) Gain on Sale of Subsidiary/Loss on Investment

         During fiscal 2002, the Company sold its investment in and advances to iPlace, Inc. in exchange for $50,111,000 in cash, including $3,703,000 held in escrow, and 1,601,000 shares of Homestore.com, Inc. common stock, including 451,000 shares held in escrow. The Company reported a gain of $65,608,000 on the sale. Subsequent to the date of sale, the investment in Homestore.com, Inc. declined in value and management determined that the decline was other than temporary. As a result, the Company wrote down its investment in Homestore.com, Inc. to its fair value and recognized a loss of $33,628,000 during fiscal 2002. As of June 30, 2002, the Company's investment in Homestore.com, Inc. was valued at $912,000. During fiscal 2002, 84,000 shares were released from the escrow. During fiscal 2003, the Company settled with Homestore.com, Inc. all pending issues related to amounts held in escrow in connection with the sale. The Company returned cash and stock to Homestore.com, Inc., which resulted in a net loss of $959,000. During fiscal 2003, the Company sold all of its Homestore.com, Inc. common stock and recognized a loss of $206,000 in connection with this sale (see Note 7).

         During fiscal 2001, MemberWorks' investment in 24/7 Media, Inc., ("24/7") declined in value and management determined that the decline was other than temporary. As a result, MemberWorks wrote down its investment in 24/7 by $1,790,000. In addition, during fiscal 2001, MemberWorks sold its remaining shares of 24/7 stock. Proceeds from the sales were $4,144,000 and related realized losses were $382,000. The financial impact of the transactions on fiscal 2001 is a net loss of $2,172,000.

Note 7 -- Settlement of Investment Related Litigation

         During fiscal 2003, MemberWorks, along with certain of the other former shareholders of iPlace, Inc., settled their lawsuit against Homestore.com, Inc. The total settlement amount in favor of the plaintiffs was $23,000,000 of which MemberWorks received $19,148,000 (see Note 6).

Note 8 -- Goodwill and Other Intangible Assets

         The gross carrying value and accumulated amortization of goodwill and other intangibles are as follows (in thousands):


                                                       As of June 30, 2003               As of June 30, 2002
                                                --------------------------------   -------------------------------
                                                 Gross Carrying     Accumulated    Gross Carrying     Accumulated
                                                     Amount        Amortization        Amount        Amortization
                                                 --------------    ------------    --------------    ------------
Finite lived intangible assets:
   Membership and client relationships......     $      13,195    $      (6,730)   $      13,195    $      (5,466)
   Other....................................               950             (759)             950             (630)
                                                 -------------    --------------   -------------    --------------
     Total amortized intangible assets......     $      14,145    $      (7,489)   $      14,145    $      (6,096)
                                                 =============    ==============   =============    ==============

Indefinite lived intangible assets:
   Goodwill.................................     $      42,039                     $      42,039
                                                 =============                     =============

         The future intangible amortization expense for the next five fiscal years is estimated to be as follows (in thousands):

        Fiscal Year:
           2004...........................................        1,045
           2005...........................................          840
           2006...........................................          695
           2007...........................................          554
           2008...........................................          485

         Goodwill was tested for impairment during the quarter ended September 30, 2002 as required by SFAS 142. The Company concluded that none of its goodwill was impaired. Fair value was estimated using discounted cash flow methodologies. Goodwill was tested at July 1, 2001, for impairment during the quarter ended September 30, 2001, in connection with the adoption of SFAS 142 (see Note 4). In addition, the Company reassessed the estimated useful lives of its indefinite lived intangible assets and determined that the lives were appropriate. The Company will continue to test the goodwill of each of its reporting units annually or more frequently if impairment indicators exist.

Note 9 -- Fixed Assets

         Fixed assets, net are comprised of the following at June 30, (in thousands):

                                                                                      2003             2002
                                                                                   ---------         ---------
        Computer software and equipment....................................     $    44,535       $    44,935
        Furniture and fixtures.............................................           8,161             8,103
        Leasehold improvements.............................................           6,356             6,895
                                                                                   ---------         ---------
                                                                                     59,052            59,933
        Accumulated depreciation and amortization..........................         (34,083)          (28,513)
                                                                                   ---------         ---------
                                                                                $    24,969       $    31,420
                                                                                   =========         =========

         Depreciation and amortization expense was $10,818,000, $11,311,000 and $10,545,000 for the years ended June 30, 2003, 2002 and 2001, respectively.

Note 10 -- Long-Term Liabilities

         Long-term liabilities are summarized as follows at June 30, (in thousands):

                                                                                      2003             2002
                                                                                   ---------         ---------
        Notes payable......................................................     $        --       $       760
        Lease incentives...................................................           1,466             1,519
        Other long-term obligations........................................           1,898             2,355
                                                                                   ---------         ---------
                                                                                      3,364             4,634
        Less: current maturities...........................................             236             1,015
                                                                                   ---------         ---------
        Long-term liabilities..............................................     $     3,128       $     3,619
                                                                                   =========         =========

         The Company has a bank credit facility that allows borrowings up to $28,000,000. Borrowings under the facility accrue interest at the higher of the base commercial lending rate for the bank or the Federal Funds Rate plus 0.5% per annum. A commitment fee is charged based on the total facility at the rate of 0.50% per annum on the average daily unused portion of the facility. This bank credit facility matures on March 29, 2004. As of June 30, 2003, availability under the bank credit facility was reduced by an outstanding letter of credit of $5,495,000. There were no borrowings outstanding under this bank credit facility as of June 30, 2003 or 2002. The bank credit facility has certain financial covenants, including a maximum debt coverage ratio, a minimum fixed charge ratio, potential restrictions on additional borrowings and potential restrictions on additional stock repurchases. For the periods ended June 30, 2003 and 2002, the Company was in compliance with all financial and restrictive loan covenants. The credit facility is secured by all of the Company's assets, including the stock of its subsidiaries.

         As of June 30, 2002, the Company's subsidiary, DDS, had $760,000 outstanding under a note payable that had an interest rate of 5.0% per annum which was paid in full in fiscal 2003.

         As of June 30, 2003 and 2002, MemberWorks Canada had $1,466,000 and $1,519,000, respectively, outstanding for lease incentives related to certain operating leases. These lease incentives are amortized as a reduction to rent expense over the terms of the leases.

         Other long-term obligations are comprised of the long-term portion of the restructuring reserve (see note 12) and two consulting agreements entered into by DDS which expire during fiscal 2005.

         Other income (expense) as shown in the statements of operations for the fiscal years ended June 30, 2003, 2002 and 2001, includes interest expense of $238,000, $435,000 and $1,263,000, respectively. Other income (expense) as shown in the statements of operations for the fiscal years ended June 30, 2003, 2002 and 2001, includes interest income of $808,000, $768,000 and $900,000, respectively.

Note 11 -- Commitments and Contingencies

         The Company operates in leased facilities. Management expects that leases currently in effect will be renewed or replaced by other leases of a similar nature and term. Rent expense under operating leases was $7,671,000, $6,508,000 and $7,552,000 for the fiscal years ended June 30, 2003, 2002 and 2001, respectively.

         The Company entered into certain capital leases for certain equipment. Lease amortization for the years ended June 30, 2003, 2002 and 2001 was $55,000, $62,000 and $47,000, respectively, and is included in depreciation and amortization expense.

         Future minimum lease payments under capital leases, including the present value of net minimum lease payments, as of June 30, 2003 are $8,000, which will be paid in fiscal 2004. Interest rates on these capital leases ranged from 9.9% to 31.6%.

         The future minimum lease payments under operating leases as of June 30, 2003 are as follows (in thousands):

                                                                     Operating
        Fiscal Year                                                    Leases
        -----------                                                  ---------
        2004...................................................     $     6,620
        2005...................................................           6,160
        2006...................................................           4,977
        2007...................................................           2,516
        2008...................................................           2,393
        Thereafter.............................................           4,496
                                                                     ----------
        Total minimum lease payments...........................     $    27,162
                                                                     ==========

         In fiscal 2003, the Company entered into an advertising agreement with one of its clients to promote products and services to prospective new members. Pursuant to the agreement, as of June 30, 2003, the Company has a purchase commitment of $1,000,000, that is payable in fiscal 2004.

         In fiscal 2001, the Company entered into a voluntary agreement with the State of California and Ventura and Orange Counties to implement certain marketing practices in the State of California. Pursuant to the agreement, the Company paid costs of investigation and civil penalties of $2,000,000, which were split between the state and the counties. The Company also established a reserve of $1,000,000 to cover specific costs related to the agreement. As a result of the agreement, the Company recorded a non-recurring charge of $3,000,000 during fiscal 2001. As of June 30, 2003, this obligation was $0.

     Legal proceedings

         Except as set forth below, in management's opinion, there are no significant legal proceedings to which the Company or any of its subsidiaries is a party or to which any of their properties are subject. The Company is involved in other lawsuits and claims generally incidental to its business including, but not limited to, various suits, including previously disclosed suits in the 2002 Annual Report filed on Form 10-K, brought against the Company by individual consumers seeking monetary and/or injunctive relief relating to the marketing of the Company's programs. In addition, from time to time, and in the regular course of its business, the Company receives inquiries from various federal and/or state regulatory authorities. Management does not believe that there will be any material effects on the results of operations as a result of its outstanding litigation proceedings.

         In March 2001, an action was instituted by plaintiff Teresa McClain against Coverdell & Company ("Coverdell"), a wholly-owned subsidiary of the Company, Monumental Life Insurance Company and other defendants in the United States District Court for the Eastern District of Michigan, Southern Division. The suit, which seeks unspecified monetary damages, alleges that Coverdell and the other defendants violated the Michigan Consumer Protection Act and other applicable Michigan laws in connection with the marketing of Monumental Life Insurance Company insurance products. The complaint includes a claim that the suit should be certified as a class action and the plaintiff has filed a motion for class certification to which all of the defendants have filed opposing papers regarding the same. The Court has announced that it will deny the motion for national class certification, but it has indicated that it would consider certifying a class of Michigan residents. A hearing has not yet been held on class certification, and no order has been issued. The Company believes that the claims made against Coverdell are unfounded and Coverdell and the Company will vigorously defend their interests against this suit.

         On January 24, 2003, the Company filed a motion with the Superior Court for the Judicial District of Hartford, Connecticut to vacate and oppose the confirmation of an arbitration award issued in December 2002. The arbitration, filed against the Company by MedValUSA Health Programs, Inc. ("MedVal") in September 2000, involved claims of breach of contract, breach of the duty of good faith and fair dealing, and violation of the Connecticut Unfair Trade Practices Act ("CUTPA"). Even though the arbitrators found that MemberWorks was not liable to MedVal for any compensatory damages, they awarded $5,495,000 in punitive damages and costs against MemberWorks solely under CUTPA. MemberWorks believes that this arbitration award is unjustified and not based on any existing legal precedent. Specifically, the Company is challenging the award on a number of grounds, including that it violates a well defined public policy against excessive punitive damage awards, raises constitutional issues and disregards certain legal requirements for a valid award under CUTPA. The hearing on the Company's motion was held on February 10, 2003. On June 22, 2003, the Superior Court denied the Company's motion to vacate the award, and the Company filed an appeal of that decision. No briefing schedule has yet been set in the appeal. While the Company intends to take action to prevent the enforcement of the award by, among other things, vigorously pursuing an appeal, there can be no assurance that MemberWorks will be successful in its efforts. The Company has made no provision in its financial statements for this contingency because it believes that a loss is not probable. If the Company were ultimately unsuccessful on this or other available appeals, and a final non-appealable court order confirming the arbitration award is rendered, the payment of the award could have a material adverse effect on the Company's results of operations and liquidity in the period in which the final order is entered.

Note 12 -- Restructuring Charges

         During fiscal 2002, the Company announced the implementation of several cost saving initiatives due to a slowdown in consumer response rates and increased economic uncertainty in both the U.S. and abroad. This restructuring program included a workforce reduction, the closing of the Company's United Kingdom operations and the downsizing of the operational infrastructure throughout the Company. As a result of the restructuring program, the Company recorded restructuring charges of $6,893,000 during the quarter ended December 31, 2001.

         The following is a rollforward of the major components of the restructuring reserve (in thousands):

                                                            Workforce       Lease         Asset
                                                            Reduction    Obligations    Disposals       Total
                                                            ---------    -----------    ---------       -----
        Additions to the reserve.......................    $   2,214     $   3,094     $   1,585    $   6,893
        Charges to the reserve.........................        1,823           548         1,585        3,956
                                                            ---------    -----------    ---------       -----
        Reserve balance at June 30, 2002...............          391         2,546             --       2,937
        Additions to the reserve.......................           --            --             --          --
        Charges to the reserve.........................          300           836             --       1,136
                                                            ---------    -----------    ---------       -----
        Reserve balance at June 30, 2003...............    $      91     $   1,710     $       --   $   1,801
                                                            =========    ===========    =========       =====


     Workforce Reduction

         As part of the restructuring plan, the Company reduced its workforce by approximately 190 regular employees, consisting of membership service representatives and other professional personnel. All 190 employees have been terminated.

     Lease Obligations and Asset Disposals

         In connection with the closing of the United Kingdom offices and the downsizing of the Company's infrastructure, the Company recorded $73,000 for lease terminations, $3,021,000 for non-cancelable lease obligations and $1,585,000 for asset disposals. The reserve for lease obligations has been reduced by anticipated sublease income.

Note 13 -- Income Taxes

         The provision for income taxes is as follows as of June 30, (in thousands):

                                                                             2003          2002          2001
                                                                             ----          ----          ----
        Current
           Federal..................................................     $  1,635      $     --      $     --
           State....................................................          422            --            --
           Foreign..................................................           --            --            --
                                                                            -----          ----          ----
        Total.......................................................     $  2,057      $     --      $     --
                                                                            =====          ====          ====
        Deferred
           Federal..................................................     $ 11,642      $     --      $     --
           State....................................................        2,540            --            --
           Foreign..................................................           --            --            --
                                                                           ------          ----          ----
        Total.......................................................     $ 14,182      $     --      $     --
                                                                           ======          ====          ====

         There was no current or deferred provision for income taxes for the years ended June 30, 2002 or 2001 due to the utilization of the Company's net operating loss carry forwards against which the Company had carried a full valuation allowance. Deferred tax assets and liabilities result from differences in the basis of assets and liabilities for tax and financial statement purposes.

         The tax effects of the basis differences and net operating loss carry forwards and the valuation allowance established in accordance with SFAS 109 are summarized below as of June 30, 2003 and 2002 (in thousands):


                                                                                      2003             2002
                                                                                -----------       -----------
        Deferred Tax Assets:
           Benefit of federal and state net operating loss carry forwards..     $    16,163       $    28,859
           Deferred membership fees........................................           2,965            18,944
           Allowance for membership cancellations..........................           8,361             9,453
           Sale of Homestore.com, Inc. marketable securities...............              --               335
           Other deferred tax assets ......................................           1,997             4,751
                                                                                -----------       -----------
           Gross deferred tax assets.......................................          29,486            62,342
           Less: Valuation allowance.......................................              --            (6,581)
                                                                                -----------       -----------
           Deferred tax assets after valuation allowance...................          29,486            55,761
                                                                                -----------       -----------
        Deferred Tax Liabilities:
           Membership solicitation and other deferred costs................         (30,266)          (54,175)
           Goodwill and other intangibles..................................          (3,204)             (992)
           Depreciation....................................................          (2,040)             (594)
                                                                                -----------       -----------
           Gross deferred tax liabilities..................................         (35,510)          (55,761)
                                                                                -----------       -----------
        Net deferred tax liability.........................................     $    (6,024)      $        --
                                                                                ===========       ===========


         As of June 30, 2003, the Company had federal net operating loss carry forwards of $41,443,000 expiring at various dates from December 31, 2017 to June 30, 2021. The Company's ability to use these losses to offset future taxable income would be subject to limitations under the Internal Revenue Code if certain changes in the Company's ownership occur. The Company also has state net operating loss carry forwards available to reduce future state taxable income which expire beginning June 30, 2003 through June 30, 2022.

         Tax benefits resulting from the exercise of nonqualified stock options and the disqualifying dispositions of shares issued under the Company's stock-based compensation plans reduced taxes payable by approximately $942,000 in 2003. Such benefits were credited to additional paid-in capital. There has been no tax benefit recognized into income in fiscal 2003 for the reversal of the valuation allowance of $8,157,000 that was attributable to prior period disqualifying dispositions. These amounts have been credited to additional paid-in capital. The amount credited to additional paid-in capital exceeds the June 30, 2002 valuation allowance due to the Company's revaluation of certain deferred tax assets.

         Income tax expense as a percentage of pre-tax income was 40% for fiscal 2003. The effective tax rate was higher than the U.S. statutory rate primarily due to state taxes and other non-deductible items. During fiscal 2002, MemberWorks was not required to record a provision for income taxes due to the ability to utilize net operating loss carryforwards against which the Company had carried a full valuation allowance. MemberWorks was not required to record a provision for income taxes for the year ended June 30, 2001 due to tax losses incurred and the provision of a full valuation allowance against those losses. The valuation allowance recognized in prior periods has been fully reversed in fiscal 2003 based upon the Company's belief that it is more likely than not that it will realize its deferred tax assets.

Note 14 -- Related Party Obligations

         As of June 30, 2001, the Company's majority-owned subsidiary, iPlace, Inc. had a note payable to the president of iPlace, Inc. for $1,973,000. The note bore interest at the Citibank, N.A. publicly announced interest rate plus 1% per annum and was due on demand. Other income, net for fiscal 2003, 2002 and 2001 included related party interest expense of $0, $12,000 and $176,000, respectively.

Note 15 -- Minority Interest

         Prior to the sale of iPlace, Inc. in August 2001, the Company was the majority shareholder of iPlace, Inc. with an approximate 58% ownership share. Minority interest in the statement of operations for the year ended June 30, 2002 and 2001 represents approximately 42% of iPlace's losses incurred through the date of the sale of iPlace, Inc. in August 2001.

Note 16 -- Shareholders' Equity

         The Company has a stock repurchase program. During fiscal 2003, the Board of Directors authorized the Company to repurchase up to an additional 2,500,000 shares of the Company's Common Stock. As of June 30, 2003, approximately 979,000 shares were remaining for repurchase under the stock repurchase program. During fiscal 2003, the Company repurchased 1,993,000 shares for $37,214,000, an average price of $18.67 per share, compared to the repurchase of 2,227,000 shares for $34,301,000, an average price of $15.40 per share, in fiscal 2002 and 340,000 shares for $8,917,000, an average price of $26.23 per share, in fiscal 2001.

         In July 2003, the Board of Directors authorized an additional 1,000,000 shares to be purchased under the stock repurchase program. Pursuant to the share repurchase program, the Company is authorized to repurchase approximately 1,979,000 additional shares as market conditions permit.

Note 17 -- Employee Benefit Plan

         All employees over the age of 18 may participate in the Company's 401(k) profit sharing plan. Employees may contribute up to 20% of their compensation subject to certain limitations. Effective July 1, 2000, MemberWorks began making quarterly matching contributions in Common Stock based on qualified employee contributions. Treasury stock, calculated under the cost method, was used to match qualified employee contributions. Effective January 1, 2003, MemberWorks began making matching contributions in cash. Matching contributions were $153,000, $156,000 and $126,000 for fiscal 2003, 2002 and 2001, respectively.

Note 18 -- Statement of Cash Flows

         Supplemental disclosure of cash flow information (in thousands):

                                                                                   Year ended June 30,
                                                                          ------------------------------------
                                                                             2003          2002          2001
                                                                          --------      --------      --------
        Cash paid during the period for interest......................    $   241       $   377       $ 1,246
        Cash paid during the period for income taxes..................        411            43           595


Note 19 -- Earnings (Loss) Per Share

         Basic and diluted earnings (loss) per share amounts are determined in accordance with the provisions SFAS 128. The following table sets forth the reconciliation of the numerators and denominators in the computation of basic and diluted earnings (loss) per share (in thousands, except per share data):

                                                                               2003         2002         2001
                                                                            -----------  ----------   -----------
        Numerator for basic and diluted earnings (loss) per share:
        Net income (loss) before cumulative effect of accounting change     $   24,356   $   43,918   $  (26,757)
        Cumulative effect of accounting change..........................            --       (5,907)     (25,730)
                                                                            -----------  ----------   -----------
        Net income (loss)...............................................    $   24,356   $   38,011   $  (52,487)
                                                                            ===========  ==========   ===========

        Denominator for basic earnings (loss) per share:
        Weighted average number of common shares outstanding- basic             12,596       14,477       15,248
        Effect of dilutive securities:
        Options.........................................................           637          432           --
                                                                            -----------  ----------   -----------
        Weighted average number of common shares outstanding --diluted...       13,233       14,909       15,248
                                                                            ===========  ==========   ===========

        Basic earnings (loss) per share.................................    $     1.93   $     2.63   $    (3.44)
                                                                            ===========  ==========   ===========
        Diluted earnings (loss) per share...............................    $     1.84   $     2.55   $    (3.44)
                                                                            ===========  ==========   ===========


         The diluted earnings (loss) per common share calculation excludes the effect of potentially dilutive shares when their effect is antidilutive. Excluded from the diluted share calculation above for the year ended June 30, 2003, 2002 and 2001 are incremental weighted average stock option shares of approximately 2,838,000, 3,383,000 and 2,870,000, respectively.

Note 20 - Quarterly Financial Data (Unaudited)

(In thousands, except per share amounts):


                                                                          Year ended June 30, 2003
                                                           -----------------------------------------------------
                                                              First         Second        Third         Fourth
                                                           Quarter (a)     Quarter       Quarter       Quarter
                                                           ------------   ----------     ---------     ---------
        Revenues......................................     $ 105,004      $ 114,045     $ 118,647     $ 119,185
        Operating income..............................         2,125          5,858         5,516         8,787
        Income before cumulative effect of accounting
           change.....................................        12,136          3,647         3,332         5,241
        Net income....................................        12,136          3,647         3,332         5,241
        Diluted earnings before cumulative effect of
           accounting change per share................          0.89           0.27          0.25          0.41
        Diluted earnings per share....................          0.89           0.27          0.25          0.41

                                                                          Year ended June 30, 2002
                                                           -----------------------------------------------------
                                                              First         Second        Third         Fourth
                                                             Quarter (b)    Quarter (c)   Quarter       Quarter (d)
                                                           ------------   ----------     ---------     ---------
        Revenues......................................     $ 118,964      $ 102,684     $ 100,800     $ 105,154
        Operating (loss) income.......................        (2,578)          (171)       10,816         3,822
        Income (loss) before cumulative effect of
           accounting change..........................        40,351         (9,160)       10,495         2,232
        Net income (loss).............................        34,444         (9,160)       10,495         2,232
        Diluted earnings (loss) before cumulative effect
           of accounting change per share.............          2.51          (0.62)         0.72          0.16
        Diluted earnings (loss) per share.............          2.14          (0.62)         0.72          0.16

-----------------

(a) Results of operations for this period include a $19,148,000 gain related to the settlement of investment related litigation (see Note 7), a $959,000 loss related to the sale of iPlace, Inc. (see Note 6) and a $206,000 loss on investment (see Note 6).

(b) Results of operations for this period include a $65,608,000 gain related to the sale of iPlace, Inc. (see Note 6), a $22,296,000 loss on investment (see Note 6) and a $5,907,000 cumulative effect of accounting change (see Note 4).

(c) Results of operations for this period include a $9,043,000 loss on investment (see Note 6) and a $6,893,000 restructuring charge (see Note
       12).

(d) Results of operations for this period include a $2,289,000 loss on investment (see Note 6).

Note 21 -- Guarantor and Nonguarantor Financial Statements

         MemberWorks has entered into an agreement to sell an aggregate of $150.0 million of Senior Notes in private placements pursuant to Rule 144A. The Senior Notes will be unsecured obligations and will rank pari passu in right of payment to all of the Company's existing and future senior unsecured indebtedness and senior in right of payment to all of the Company's existing and future subordinated indebtedness that expressly provides for its subordination to the Notes. The Senior Notes will be fully and unconditionally guaranteed by all of the Company's existing and future domestic subsidiaries and certain of the Company's existing and future foreign subsidiaries.

         The following consolidating financial information presents the consolidating balance sheets as of June 30, 2003 and 2002 and the related statements of income and cash flows for each of the three years in the period ended June 30, 2003. The information includes elimination entries necessary to consolidate MemberWorks ("Parent") with the guarantor and nonguarantor subsidiaries.

         Investment in subsidiaries are accounted for by the parent using the equity method of accounting. The guarantor and nonguarantor subsidiaries are presented on a combined basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                       As of June 30, 2002
                                              ----------------------------------------------------------------------
                                                                          Nonguarantor                 Consolidated
                                                 Parent      Guarantor    Subsidiaries   Eliminations     Total
                                              -----------    -----------  -------------  ------------  ------------
                                                                         (In thousands)
Assets
Current assets:
   Cash and cash equivalents..............    $    51,895   $    18,716   $     1,649    $         --   $    72,260
   Restricted cash........................             --         2,732            --              --         2,732
   Accounts receivable....................          2,811         3,907         1,995              --         8,713
   Intercompany receivable................            686           298            --            (984)           --
   Prepaid membership materials...........          1,762           170           264              --         2,196
   Prepaid expenses and other current assets        6,032         1,031           508              --         7,571
   Membership solicitation and other
     deferred costs.......................         73,856         1,853         2,174              --        77,883
                                              -----------    -----------  -------------  ------------  ------------
     Total current assets.................        137,042        28,707         6,590            (984)      171,355
Fixed assets, net.........................         22,193           535         2,241              --        24,969
Goodwill..................................             --        35,320         6,719              --        42,039
Intangible assets, net....................             --         6,656            --              --         6,656
Other assets..............................          3,426            60            --              --         3,486
Investment in subsidiaries................         56,419            --            --         (56,419)           --
                                              -----------    -----------  -------------  ------------  ------------
     Total assets.........................    $   219,080   $    71,278   $    15,550    $    (57,403)  $   248,505
                                              ===========    ===========  =============  ============  ============

Liabilities and Shareholders' Deficit
Current liabilities:
   Current maturities of long-term
     obligations..........................    $        --   $       244   $        --    $         --   $       244
   Accounts payable.......................         17,678        13,018         1,948              --        32,644
   Accrued liabilities....................         53,692         3,333         2,080              --        59,105
   Intercompany payable...................             --           804           180            (984)           --
   Deferred membership fees...............        163,276         1,007         3,360              --       167,643
   Deferred income taxes..................            662        (1,701)        1,918              --           879
                                              -----------    -----------  -------------  ------------  ------------
     Total current liabilities............        235,308        16,705         9,486            (984)      260,515
Deferred income taxes.....................          2,456         3,260          (571)             --         5,145
Other long-term liabilities...............          1,599            63         1,466              --         3,128
                                              -----------    -----------  -------------  ------------  ------------
     Total liabilities....................        239,363        20,028        10,381            (984)      268,788
Shareholders' deficit:
   Preferred stock........................             --            --            --              --            --
   Common stock...........................            178             6             3             (9)          178
   Capital in excess of par value.........        122,425        52,296         9,564        (61,860)      122,425
   Accumulated deficit....................        (17,829)       (1,052)       (3,929)         4,981       (17,829)
   Accumulated other comprehensive loss...           (469)           --          (469)           469          (469)
   Treasury stock.........................       (124,588)           --            --             --      (124,588)
                                              -----------    -----------  -------------  ------------  ------------
     Total shareholders' deficit..........        (20,283)       51,250         5,169        (56,419)      (20,283)
                                              -----------    -----------  -------------  ------------  ------------
     Total liabilities and shareholders'
       deficit............................    $   219,080   $    71,278   $    15,550    $   (57,403)  $   248,505
                                              ===========    ===========  =============  ============  ============


                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                       As of June 30, 2002
                                              ----------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              -----------    -----------  -------------  ------------  ------------
                                                                         (In thousands)
Assets
Current assets:
   Cash and cash equivalents..............    $   34,476    $    8,463    $    2,563     $        --    $   45,502
   Restricted cash........................            --         5,683            --              --         5,683
   Marketable securities..................           912            --            --              --           912
   Accounts receivable....................         3,675         4,127         2,029              --         9,831
   Intercompany receivable................         3,538         1,144            --          (4,682)           --
   Prepaid membership materials...........         1,676           180           205              --         2,061
   Prepaid expenses and other current assets       3,233           720           372              --         4,325
   Membership solicitation and other
     deferred costs.......................       124,531         2,157         2,397              --       129,085
                                              -----------    -----------  -------------  ------------  ------------
     Total current assets.................       172,041        22,474         7,566          (4,682)      197,399
Fixed assets, net.........................        27,979           704         2,737              --        31,420
Goodwill..................................            --        35,320         6,719              --        42,039
Intangible assets, net....................            --         8,049            --              --         8,049
Other assets..............................         1,794           116            --              --         1,910
Investment in subsidiaries................        52,067            --            --         (52,067)           --
                                              -----------    -----------  -------------  ------------  ------------
     Total assets.........................    $  253,881    $   66,663    $   17,022     $   (56,749)   $  280,817
                                              ===========    ===========  =============  ============  ============

Liabilities and Shareholders' Deficit
Current liabilities:
   Current maturities of long-term
     obligations..........................    $       --    $    1,070    $       --     $        --    $    1,070
   Accounts payable.......................        20,005        10,936         1,828              --        32,769
   Accrued liabilities....................        51,706         3,664         2,339              --        57,709
   Intercompany payable...................            --           286         4,396          (4,682)           --
   Deferred membership fees...............       200,981         1,748         3,543              --       206,272
   Deferred income taxes..................            --            --            --              --            --
                                              -----------    -----------  -------------  ------------  ------------
     Total current liabilities............       272,692        17,704        12,106          (4,682)      297,820
Deferred income taxes.....................            --            --            --              --            --
Other long-term liabilities...............         1,819           289         1,519              --         3,627
                                              -----------    -----------  -------------  ------------  ------------
     Total liabilities....................       274,511        17,993        13,625          (4,682)      301,447
Shareholders' deficit:
   Preferred stock........................            --            --            --              --            --
   Common stock...........................           175             6           155            (161)          175
   Capital in excess of par value.........       109,254        52,296         9,564         (61,860)      109,254
   Accumulated deficit....................       (42,185)       (3,632)       (5,949)          9,581       (42,185)
   Accumulated other comprehensive loss...          (373)           --          (373)            373          (373)
   Treasury stock.........................       (87,501)           --            --              --       (87,501)
                                              -----------    -----------  -------------  ------------  ------------
     Total shareholders' deficit..........       (20,630)       48,670         3,397         (52,067)      (20,630)
                                              -----------    -----------  -------------  ------------  ------------
     Total liabilities and shareholders'
       deficit............................    $  253,881    $   66,663    $   17,022     $   (56,749)   $  280,817
                                              ===========    ===========  =============  ============  ============


                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    Year Ended June 30, 2003
                                              ----------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              -----------    -----------  -------------  ------------  ------------
                                                                         (In thousands)
Revenues..................................    $  393,958    $   50,787    $   12,972     $      (836)   $  456,881
Expenses:
   Marketing..............................       253,389        23,198         4,086              --       280,673
   Operating..............................        64,539        11,639         3,102            (836)       78,444
   General and administrative.............        60,553        10,381         3,151              --        74,085
   Amortization of intangibles............            --         1,393            --              --         1,393
                                              -----------    -----------  -------------  ------------  ------------
Operating income..........................        15,477         4,176         2,633              --        22,286
Settlement of investment related
   litigation.............................        19,148            --            --              --        19,148
Loss on sale of subsidiary................          (959)           --            --              --          (959)
Loss on investment........................          (206)           --            --              --          (206)
Equity in income of subsidiary............         4,600            --            --          (4,600)           --
Other income (expense), net...............          (532)          124           734              --           326
                                              -----------    -----------  -------------  ------------  ------------
Income before income taxes................        37,528         4,300         3,367          (4,600)       40,595
Provision for income taxes................        13,172         1,720         1,347              --        16,239
                                              -----------    -----------  -------------  ------------  ------------
Net income................................    $   24,356    $    2,580    $    2,020     $    (4,600)   $   24,356
                                              ===========    ===========  =============  ============  ============

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    Year Ended June 30, 2002
                                              ----------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              -----------    -----------  -------------  ------------  ------------
                                                                         (In thousands)
Revenues..................................    $  358,283    $   55,380    $   14,576     $      (637)   $  427,602
Expenses:
   Marketing..............................       220,224        22,867         5,883              --       248,974
   Operating..............................        59,286        13,650         6,395            (637)       78,694
   General and administrative.............        60,815        13,600         4,796              --        79,211
   Restructuring charge...................         4,720            --         2,173              --         6,893
   Amortization of intangibles............            --         1,941            --              --         1,941
                                              -----------    -----------  -------------  ------------  ------------
Operating income..........................        13,238         3,322        (4,671)             --        11,889
Gain on sale of subsidiary................        69,379        (3,771)           --              --        65,608
Loss on investment........................       (33,628)           --            --              --       (33,628)
Equity in income of subsidiary............         3,769            --            --          (3,769)           --
Other income (expense), net...............       (14,747)         (136)       14,482              --          (401)
                                              -----------    -----------  -------------  ------------  ------------
Income before minority interest...........        38,011          (585)        9,811          (3,769)       43,468
Minority interest.........................            --           450            --              --           450
                                              -----------    -----------  -------------  ------------  ------------
Income before income taxes................        38,011          (135)        9,811          (3,769)       43,918
Provision for income taxes................            --            --            --              --            --
                                              -----------    -----------  -------------  ------------  ------------
Income before cumulative effect of
   accounting change......................        38,011          (135)        9,811          (3,769)       43,918
Cumulative effect of accounting change....            --        (5,907)           --              --        (5,907)
                                              -----------    -----------  -------------  ------------  ------------
Net income................................    $   38,011    $   (6,042)   $    9,811     $    (3,769)   $   38,011
                                              ===========    ===========  =============  ============  ============


                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    Year Ended June 30, 2001
                                              ----------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              -----------    -----------  -------------  ------------  ------------
                                                                         (In thousands)
Revenues..................................    $  382,597    $   83,102    $   11,299     $    (1,272)   $  475,726
Expenses:
   Marketing..............................       261,915        38,507         4,610              --       305,032
   Operating..............................        61,745        22,406         7,489          (1,272)       90,368
   General and administrative.............        61,577        29,334         8,821              --        99,732
   Non-recurring charge...................         3,000            --            --              --         3,000
   Amortization of intangibles............            84        10,288           546              --        10,918
                                              -----------    -----------  -------------  ------------  ------------
Operating income..........................        (5,724)      (17,433)      (10,167)             --       (33,324)
Loss on investment........................        (2,172)           --            --              --        (2,172)
Equity in income of subsidiary............       (19,891)           --            --          19,891            --
Other income (expense), net...............           947        (1,443)           46              --          (450)
                                              -----------    -----------  -------------  ------------  ------------
Income before equity in affiliate and
   minority interest......................       (26,840)      (18,876)      (10,121)         19,891       (35,946)
Equity in income of affiliate.............            83            --            --              --            83
Minority interest.........................            --         9,106            --              --         9,106
                                              -----------    -----------  -------------  ------------  ------------
Income before income taxes................       (26,757)       (9,770)      (10,121)         19,891       (26,757)
Provision for income taxes................            --            --            --              --            --
                                              -----------    -----------  -------------  ------------  ------------
Income before cumulative effect of
   accounting change......................       (26,757)       (9,770)      (10,121)         19,891       (26,757)
Cumulative effect of accounting change....       (25,730)           --            --              --       (25,730)
                                              -----------    -----------  -------------  ------------  ------------
Net income................................    $  (52,487)   $   (9,770)   $  (10,121)    $    19,891    $  (52,487)
                                              -----------    -----------  -------------  ------------  ------------


                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                    Year Ended June 30, 2003
                                              ----------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              -----------    -----------  -------------  ------------  ------------
                                                                         (In thousands)
Operating activities
   Net income.............................    $   24,356    $    2,580    $    2,020     $    (4,600)   $   24,356
   Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Change in deferred membership fees...       (37,705)         (741)         (557)             --       (39,003)
     Change in membership solicitation and
       other deferred costs...............        50,675           304           432              --        51,411
     Depreciation and amortization........         9,390         1,750           980              --        12,120
     Deferred income taxes................        11,276         1,559         1,347              --        14,182
     Tax benefit from employee stock plans           942            --            --              --           942
     Gain on settlement of investment
       related litigation.................       (19,148)           --            --              --       (19,148)
     Loss on sale of subsidiary...........           959            --            --              --           959
     Net loss on investment...............           206            --            --              --           206
     Other................................         2,635            --          (150)             --         2,485
   Change in assets and liabilities:
     Restricted cash......................            --         2,951            --              --         2,951
     Accounts receivable..................           504           220            34              --           758
     Intercompany receivable & payable....         2,852         1,364        (4,216)             --            --
     Prepaid membership materials.........           (86)           10           (59)             --          (135)
     Prepaid expenses.....................        (2,799)         (311)         (136)             --        (3,246)
     Other assets.........................        (1,387)           56            --              --        (1,331)
     Accounts payable.....................        (2,457)        2,082           120              --          (255)
     Accrued liabilities..................         2,003          (332)         (390)             --         1,281
                                              -----------    -----------  -------------  ------------  ------------
Net cash provided by (used in) operating
   activities.............................        42,216        11,492          (575)         (4,600)       48,533
                                              -----------    -----------  -------------  ------------  ------------
Investing activities
   Acquisition of fixed assets............        (4,931)         (188)         (344)             --        (5,463)
   Investment in subsidiaries.............        (4,600)           --            --           4,600            --
   Settlement of investment related
     litigation...........................        19,148            --            --              --        19,148
   Other investing activities.............        (1,250)           --            --              --        (1,250)
                                              -----------    -----------  -------------  ------------  ------------
Net cash provided by (used in) investing
   activities.............................         8,367          (188)         (344)          4,600        12,435
                                              -----------    -----------  -------------  ------------  ------------
Financing activities
   Net proceeds from exercise of stock
     options..............................         4,050            --            --              --         4,050
   Treasury stock purchases...............       (37,214)           --            --              --       (37,214)
   Payments of long-term obligations......            --        (1,051)           --              --        (1,051)
                                              -----------    -----------  -------------  ------------  ------------
Net cash used in financing activities.....       (33,164)       (1,051)           --              --       (34,215)
                                              -----------    -----------  -------------  ------------  ------------
Effect of exchange rate changes on cash and
   cash equivalents.......................            --            --             5              --             5
                                              -----------    -----------  -------------  ------------  ------------
Net increase (decrease) in cash and cash
   equivalents............................        17,419        10,253          (914)             --        26,758
Cash and cash equivalents at beginning of
   year...................................        34,476         8,463         2,563              --        45,502
                                              -----------    -----------  -------------  ------------  ------------
Cash and cash equivalents at end of year..    $   51,895    $   18,716    $    1,649     $        --    $   72,260
                                              ===========    ===========  =============  ============  ============

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    Year Ended June 30, 2002
                                              ----------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              -----------    -----------  -------------  ------------  ------------
                                                                         (In thousands)
Operating activities
Net income (loss).........................    $    38,011   $    (6,042)  $     9,811    $     (3,769)  $    38,011
Adjustments to reconcile net income
   (loss)to net cash provided by operating
   activities:
   Change in deferred membership fees.....        (18,701)        1,721          (136)             --       (17,116)
   Change in membership solicitation and
     other deferred costs.................         16,485        (2,641)        1,194              --        15,038
   Depreciation and amortization..........          9,452         2,544         1,256              --        13,252
   (Gain) loss on sale of subsidiary......        (69,378)        3,770            --              --       (65,608)
   Net loss on investment.................         33,628            --            --              --        33,628
   Non-cash restructuring charges.........             --            --         1,585              --         1,585
   Minority interest......................             --          (450)           --              --          (450)
   Cumulative effect of accounting change.             --         5,907            --              --         5,907
   Other..................................          2,435            54           116              --         2,605
Change in assets and liabilities:
   Restricted cash........................             --        (4,692)           --              --        (4,692)
   Accounts receivable....................          2,837         4,573         1,420              --         8,830
   Intercompany receivable & payable......         24,764       (13,280)      (11,484)             --            --
   Prepaid membership materials...........            560            11          (256)             --           315
   Prepaid expenses.......................         (1,832)         (613)          228              --        (2,217)
   Other assets...........................           (337)           86            --              --          (251)
   Related party payables.................             --            12            --              --            12
   Accounts payable.......................        (10,783)        2,524        (2,493)             --       (10,752)
   Accrued liabilities....................           (199)         (807)          (77)             --        (1,083)
                                              -----------    -----------  -------------  ------------  ------------
Net cash provided by (used in) operating
   activities.............................         26,942        (7,323)        1,164          (3,769)       17,014
                                              -----------    -----------  -------------  ------------  ------------
Investing activities
   Acquisition of fixed assets............         (5,074)         (262)         (425)             --        (5,761)
   Investment in subsidiaries.............         (3,769)           --            --           3,769            --
   Proceeds from sale of subsidiary, net of
     cash sold............................         35,582        10,415            --              --        45,997
   Other investing activities.............          1,499        (1,499)           --              --            --
                                              -----------    -----------  -------------  ------------  ------------
Net cash (used in) provided by investing
   activities.............................         28,238         8,654          (425)          3,769        40,236
                                              -----------    -----------  -------------  ------------  ------------
Financing activities
   Net proceeds from exercise of stock
     options..............................          1,461            54            --              --         1,515
   Treasury stock purchases...............        (34,301)           --            --              --       (34,301)
   Payments of long-term obligations......             --          (718)           --              --          (718)
                                              -----------    -----------  -------------  ------------  ------------
Net cash (used in) financing activities...        (32,840)         (664)           --              --       (33,504)
                                              -----------    -----------  -------------  ------------  ------------
Effect of exchange rate changes on cash and
   cash equivalents.......................             --            --            11              --            11
                                              -----------    -----------  -------------  ------------  ------------
Net increase in cash and cash equivalents.         22,340           667           750              --        23,757
Cash and cash equivalents at beginning of
   year...................................         12,136         7,796         1,813              --        21,745
                                              -----------    -----------  -------------  ------------  ------------
Cash and cash equivalents at end of year..    $    34,476   $     8,463   $     2,563    $         --   $    45,502
                                              ===========    ===========  =============  ============  ============


                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                    Year Ended June 30, 2001
                                              ----------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              -----------    -----------  -------------  ------------  ------------
                                                                         (In thousands)
Operating activities
   Net income.............................    $   (52,487)  $    (9,770)  $   (10,121)   $     19,891   $   (52,487)
   Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Change in deferred membership fees...         (4,259)       10,576         2,949              --         9,266
     Change in membership solicitation and
       other deferred costs...............         25,142        (5,640)       (2,325)             --        17,177
     Depreciation and amortization........          7,639        11,356         1,503              --        20,498
     Net loss on investment...............          2,172            --            --              --         2,172
     Equity in income of affiliate........            (83)           --            --              --           (83)
     Minority interest....................             --        (9,106)           --              --        (9,106)
     Cumulative effect of accounting change        25,730            --            --              --        25,730
     Other................................          1,662           867           334              --         2,863
Change in assets and liabilities:
     Restricted cash......................             --          (991)           --              --          (991)
     Accounts receivable..................            (75)       (2,086)         (138)             --        (2,299)
     Intercompany receivable & payable....         (6,570)       (3,440)       10,010              --            --
     Prepaid membership materials.........            613            26          (437)             --           202
     Prepaid expenses and other current
       assets.............................           (535)       (1,675)         (728)             --        (2,938)
     Other assets.........................             23           134           616              --           773
     Related party payables...............             --           176            --              --           176
     Accounts payable.....................         (6,031)        4,218           986              --          (827)
     Accrued liabilities..................         (3,000)        3,629         1,267              --         1,896
                                              -----------    -----------  -------------  ------------  ------------
Net cash provided by operating activities.        (10,059)       (1,726)        3,916          19,891        12,022
                                              -----------    -----------  -------------  ------------  ------------
Investing activities
   Acquisition of fixed assets............        (11,823)       (1,215)       (2,095)             --       (15,133)
   Investment in subsidiaries.............         19,891            --            --         (19,891)           --
   Other investing activities.............          4,944          (800)           --              --         4,144
Business combinations, net of cash acquired        (8,349)        1,164            --              --        (7,185)
                                              -----------    -----------  -------------  ------------  ------------
Net cash (used in) provided by investing
   activities.............................          4,663          (851)       (2,095)        (19,891)      (18,174)
                                              -----------    -----------  -------------  ------------  ------------
Financing activities
   Net proceeds from exercise of stock
     options..............................          3,239         4,820            --              --         8,059
   Net repayments of credit facility......             --            --          (526)             --          (526)
   Treasury stock purchases...............         (8,917)           --            --              --        (8,917)
   Payments of long-term obligations......             (7)         (748)           --              --          (755)
                                              -----------    -----------  -------------  ------------  ------------
Net cash provided by (used in) financing
   activities.............................         (5,685)        4,072          (526)             --        (2,139)
                                              -----------    -----------  -------------  ------------  ------------
Effect of exchange rate changes on cash and
   cash equivalents.......................             --            --          (133)             --          (133)
                                              -----------    -----------  -------------  ------------  ------------
Net increase in cash and cash equivalents.        (11,081)        1,495         1,162              --        (8,424)
Cash and cash equivalents at beginning of
   period.................................         23,217         6,301           651              --        30,169
                                              -----------    -----------  -------------  ------------  ------------
Cash and cash equivalents at end of period    $    12,136   $     7,796   $     1,813    $         --   $    21,745
                                              ===========    ===========  =============  ============  ============


                            MemberWorks Incorporated
                Schedule II -- Valuation and Qualifying Accounts


                                 Balance at        Charged to       Charged to Other
                                 Beginning         Costs and          Accounts --         Deductions --       Balance at
     Description                 of Period          Expense            Describe            Describe         End of Period
------------------------        -------------      -----------      ----------------      --------------    -------------
Year Ended June 30, 2003
Allowance for membership
   cancellations............       $23,753,000        $--       $281,250,000(A)           $284,069,000(B)     $20,934,000
Valuation allowance for
   deferred tax assets......         6,581,000         --         (6,581,000)(D)                    --                 --

Year Ended June 30, 2002
Allowance for membership
   cancellations............       $30,004,000        $--       $277,412,000(A)           $283,663,000(B)     $23,753,000
Valuation allowance for
   deferred tax assets......        22,690,000         --        (16,109,000)(D)                    --          6,581,000

Year Ended June 30, 2001
Allowance for membership
   cancellations............       $33,477,000        $--       $362,623,000(A)           $366,096,000(B)     $30,004,000
Valuation allowance for
   deferred tax assets......        10,175,000         --         12,515,000(C)                     --         22,690,000


---------------

(A)    Charged to balance sheet account "Deferred membership fees."

(B) Charges for refunds upon membership cancellations. In addition, the allowance was reduced by $2,082,000 in connection with the sale of iPlace in fiscal 2002.

(C) Increase in the valuation allowance for deferred tax assets is due to an increase in deferred tax assets that management does not believe will be more likely than not realizable.

(D) Decrease in the valuation allowance is due to current utilization of deferred tax assets as well as management's belief that the Company will more likely than not realize its deferred tax assets in the future.